                                                                       Supplement A-10

                                  National Grid Holdings Inc.
                                       Income Statement
                               for the year ended March 31, 2002
                                         (in millions)

Operating revenue                                              $                  -
                                                              ----------------------------------

Operating expenses:
   Income taxes                                                                          (18.6)
                                                              ----------------------------------

       Total operating expenses                                                          (18.6)
                                                              ----------------------------------

Operating income                                                                           18.6

Other income (expense), net                                                                72.2
                                                              ----------------------------------

       Operating and other income                                                          90.8
                                                              ----------------------------------

Interest:
   Interest on long-term debt                                                              53.3
                                                              ----------------------------------

       Total interest                                                                      53.3
                                                              ----------------------------------

Net income                                                                            $    37.5
                                                              ==================================

                                 National Grid Holdings, Inc.
                                Statement of Retained Earnings
                               for the year ended March 31, 2002
                                         (in millions)

Retained earnings at beginning of year                         $                  -
Net income                                                                                 37.5
                                                              ----------------------------------

                                                              ----------------------------------
Retained earnings at end of year                                                      $    37.5
                                                              ==================================

                                 National Grid Holdings Inc.
                                        Balance Sheet
                                      at March 31, 2002
                                        (in millions)

Assets

Fixed asset investments                                                             $  8,340.5

Current assets:
   Cash                                                                                    5.0
   Tax and interest receivable                                                             3.5
   Notes receivable from associated companies                                             73.0
                                                                           --------------------
       Total current assets                                                               81.5
                                                                           --------------------

Total Assets                                                                $        8,422.0
                                                                           ====================

Capitalization & Liabilities

Capitalization:
   Other paid-in capital                                                    $        4,558.5
   Retained earnings                                                                      37.5
   Unrealized loss on securities, net                                                    (0.1)
                                                                           --------------------
       Total capitalization                                                            4,595.9
                                                                           --------------------

Current liabilities:
   Short-term debt to affiliates                                                       3,816.2
   Accrued liabilities:
     Interest                                                                              9.9
                                                                           --------------------
       Total current liabilities                                                       3,826.1
                                                                           --------------------

Total Capitalization & Liabilities                                          $        8,422.0
                                                                           ====================

                                   National Grid Holdings Inc.
                                       Cash Flow Statement
                                for the year ended March 31, 2002
                                          (in millions)

Operating Activities:
      Net income                                                                          $  37.5
      Adjustments to reconcile net income to
                                                              net cash
            provided by operating activities:
      Other investments                                                                    (72.1)
      Decrease (increase) in accounts receivable                                            (3.5)
      Increase (decrease) in other current liabilities                                        9.9
                                                                             ---------------------
            Net cash used in operating activities                                       $  (28.2)
                                                                             ---------------------

Investing Activities:
      Decrease (increase) in notes receivable                                           $  (73.0)
      Investment in subsidiary                                                          (8,268.4)
      Other investing activities                                                            (0.1)
                                                                             ---------------------
            Net cash used in investing activities                                     $ (8,341.5)
                                                                             ---------------------

Financing Activities:
      Capital contribution                                                              $ 4,558.5
      Changes in short-term debt                                                          3,816.2
                                                                             ---------------------
                                                                             Net cash provided                                                                                                             $ 8,374.7
                                                                             by financing
                                                                             activities
                                                                             ---------------------

Net increase in cash and cash equivalents                                                 $   5.0

Cash and cash equivalents at beginning of period                                                -
                                                                             ---------------------

Cash and cash equivalents at end of period                                                $   5.0
                                                                             =====================